Exhibit 10.6

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR IN CONNECTION WITH ANY SALE OR DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

GABRIEL TECHNOLOGIES CORP.

SENIOR PROMISSORY NOTE

Los Angeles, California
$100,000	December 22, 2006

1. Principal and Interest. Subject to the terms and conditions contained herein, Gabriel Technologies Corp., (the “Company”), a Delaware corporation, for value received, hereby promises to pay to the order of Broidy Capital Management or holder (“Lender”) in lawful money of the United States at 1801 Century Park East, Suite 2150, Los Angeles, California 90067, the principal amount of One Hundred Thousand Dollars ($100,000), together with simple interest at a rate equal to seven percent (7.0%) per annum.

The principal of this Note is due and payable on January 31, 2007 (the “Maturity Date”), unless this Note is earlier converted or prepaid in accordance herewith. All interest on this Note is due and payable on the Maturity Date.

The closing of the transactions contemplated by this Agreement (the “Closing”) will be held at the offices of Lender at 1801 Century Park East, Suite 2150, Los Angeles, California on December 22, 2006 or at such other time and place as the parties shall mutually agree (the “Closing Date”). At the Closing, the Company shall deliver the Note to Lender who shall then deliver to the Company $100,000 via wire transfer of immediately available funds to the Company’s designated bank account. If the Company is not at the closing the Company shall deliver the executed Note to Lender by the fastest available means.

Gabriel has requested this loan, and Lender is making this loan, solely to pay Gabriel’s payroll and payroll related expenses. The Company, and each of the individuals signing this Promissory Note and all ancillary documents, agree that the proceeds of this loan shall only be used to pay the payroll and payroll related expenses of Gabriel.

2. Subordination and Seniority. Other than the Company’s Revolving Credit Facility with the Nebraska State Bank, entered into as of August 12, 2005, so long as the Note is outstanding Lender’s rights under the Note shall be senior to and shall have priority in payment of principal and interest as against any other promissory notes or indebtedness of the Company.

3. Security. As security for this Note, Lender shall receive the same security interest (the “Security Interest”) as set forth in Section 4 of the Convertible Senior Promissory Note, the Two Hundred Thousand Dollar Note and the Eighty Thousand Dollar Note (collectively, the “Previous Notes”). The Company and Lender agree that the Security Interest for this loan and the Previous Notes expressly includes, but shall not be limited to, (i) all of the assets and intellectual property of Company and each of its subsidiaries and (ii) all of the Company’s rights and interest in any monies recovered by Trace Technology as a result a settlement or potential litigation involving infringement of its intellectual property. Company shall promptly file a revised UCC, perfecting Lender’s Security Interest in the above mentioned collateral.

4. Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Lender.

5. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if delivered in accordance with the terms of the Note Subscription Agreement.

6. Acceleration. This Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; (ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement; or (iii) the Company materially breaches its obligations under the Note Subscription Agreement.

7. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be brought in the courts of Los Angeles, California, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

8. Assignment. This Note is not transferable by the Company, whether by sale, pledge or other disposition, without the prior written consent of Lender which consent may be withheld in Lender’s sole discretion, except that the Company may transfer this Note without such consent in connection with a merger or other similar transaction involving the Company.

9. Delaware Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, Gabriel Technologies Corp. has caused this Note to be executed by its officer thereunto duly authorized.

            GABRIEL TECHNOLOGIES CORP.

            By: /s/ Keith Feilmeier
            Name: Keith Feilmeier

            By: /s/ TJ O’Brien
            Name: TJ O’Brien

3